UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 14, 2016

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
incorporation)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, Codorus Valley Bancorp, Inc. (the “Corporation”) and PeoplesBank, a Codorus Valley Company (“PeoplesBank”), entered into a First Amendment to Employment Agreement with A. Dwight Utz, Executive Vice President and Chief Operating Officer of the Corporation and President and Chief Executive Officer of PeoplesBank (the “Amendment”). The Amendment was entered into in connection with Mr. Utz’s previously announced promotion to the position of President and Chief Executive Officer of PeoplesBank, effective March 8, 2016.

The Amendment amends the Employment Agreement to reflect Mr. Utz’s new position at PeoplesBank, his current annual base salary ($375,000 per year) and an increase in his change in control benefit (from two times the sum of his then current annual base salary and the highest bonus amount paid to him in one of the three calendar years preceding the year of termination, to three times the sum of such amounts, plus continued participation in any employee benefit plans and programs for a period of three years from the date of termination, rather than two years).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	First Amendment to Employment Agreement dated April 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: April 15, 2016	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Employment Agreement dated April 14, 2016